UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 19, 2002
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                             HEADWATERS INCORPORATED
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                     0-27808                  87-0547337
----------------------------        ------------            ------------------
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

                      11778 South Election Road, Suite 210
                                Draper, UT 84020
                     ---------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 984-9400
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Certain statements in this Report constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, actual results may vary materially from such expectations. For a discussion of certain factors that could cause actual results to differ from expectations, please see the information set forth under the caption entitled "Forward-Looking Statements" in PART I, ITEM 2 of Headwaters' Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. There can be no assurance that Headwaters' results of operations will not be adversely affected by such factors. Headwaters undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinion only as of the date hereof.

Item 2.           Acquisition of Industrial Services Group, Inc.

As described in Exhibit 99, attached hereto, Headwaters acquired 100% of the common stock of Industrial Services Group, Inc. and redeemed all of its outstanding preferred stock. Headwaters paid $32.7 million in cash and issued
2.1 million shares of common stock as consideration. Concurrently, Headwaters retired the outstanding indebtedness of ISG using a new $155 million five-year senior secured debt facility, $20 million of newly issued subordinated debt, which included $10 million of ISG management-financed debt, and cash on hand. The former ISG stockholders have certain registration rights with respect to resales of the shares of Headwaters common stock issued to them. Headwaters also has available a $20 million senior debt revolver that was not drawn at closing but which is available for general corporate purposes.

Item 7.           Financial Statements and Exhibits

         (a) The following unaudited consolidated financial statements of Industrial Services Group, Inc. and Subsidiaries are included herein:

                  Condensed Consolidated Balance Sheets as of June 30, 2002 and
                    December 31, 2001
                  Condensed Consolidated Statements of Operations for the Three
                    and Six Months Ended June 30, 2002 and 2001
                  Condensed Consolidated Statements of Comprehensive Income
                    (Loss) for the Three and Six Months Ended June 30, 2002
                    and 2001
                  Condensed Consolidated Statements of Cash Flows for the Six
                    Months Ended June 30, 2002 and 2001
                  Notes to Condensed Consolidated Financial Statements

                  Note 1: Audited financial statements for Industrial Services Group, Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended
                  December 31, 2001 were included with Headwaters' Report on Form 8-K filed July 18, 2002.

                  Note 2: Industrial Services Group, Inc. is not an SEC registrant. ISG Resources, Inc., a wholly-owned subsidiary of Industrial Services Group, Inc., was an SEC registrant prior to the acquisition of ISG Services Group, Inc. by Headwaters on September 19, 2002. As an SEC registrant, ISG Resources, Inc. has made various filings in accordance with the rules and regulations of the SEC. The consolidated financial statements of Industrial Services Group, Inc. included in this Form 8-K include the operations of ISG Resources, Inc. and Industrial Services Group, Inc. debt and are therefore not comparable to the consolidated financial statements of ISG Resources, Inc. included in previous ISG Resources, Inc. SEC filings.

         (b) The following unaudited pro forma financial information for Headwaters Incorporated is included herein:

                  Introduction to Pro Forma Financial Information

                  Pro Forma Condensed Combined Balance Sheet as of June 30, 2002

                  Pro Forma Condensed Combined Statement of Income for the Year Ended September 30, 2001

                  Pro Forma Condensed Combined Statement of Income for the Nine Months Ended June 30, 2002

                  Notes to Pro Forma Condensed Combined Financial Information

         (c)      The following exhibits are included herein:

                  10.75** Agreement and Plan of Merger between Headwaters and Industrial Services Group, Inc. dated July 15, 2002

                  10.75.1** Form of Registration Rights Agreement between
                            Headwaters and the Stockholders of Industrial Services Group, to be dated as of Closing

                  10.75.2 First Amendment to Agreement and Plan of Merger and Equityholder Agreements among Headwaters, Industrial Services Group, Inc. and Equityholders of Industrial Services Group, Inc. dated September 19, 2002

                  10.76 Senior Credit Agreement for $175,000,000 among Headwaters and various lenders dated
                            September 19, 2002

                  10.77 Loan Agreement for $20,000,000 between Headwaters and Allied Capital Corporation dated
                            September 19, 2002

                  10.77.1 Participation Agreement among Allied Capital Corporation, Headwaters and other Participants dated September 19, 2002

                  99 Press release announcing acquisition of Industrial Services Group, Inc.


                  ** Previously filed with Headwaters' Form 8-K filed July 18, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 HEADWATERS INCORPORATED
                                                 -----------------------------
                                                 Registrant


Date: October 4, 2002                            /s/ Kirk A. Benson
                                                 -----------------------------
                                                 Kirk A. Benson
                                                 Chief Executive Officer and
                                                 Principal Executive Officer

                         Industrial Services Group, Inc.

                        Consolidated Financial Statements

                       For the period ended June 30, 2002

                        Industrial Services Group, Inc. and Subsidiaries
                              Condensed Consolidated Balance Sheets


                                                                               June 30,             December 31,
                                                                           2002 (Unaudited)             2001
                                                                            -------------          -------------
 Assets

 Current assets:
    Cash and cash equivalents                                               $  10,928,663          $  17,724,156
    Accounts receivable:
       Trade, net of allowance for doubtful accounts of
          $555,000 and $440,000, respectively                                  35,597,861             25,302,639
       Retainage receivable                                                       235,749                257,989
       Other receivables                                                        1,156,622                692,828
    Deferred tax assets                                                           696,974                630,178
    Income tax receivable                                                         704,721                720,234
    Inventories                                                                 8,660,241              8,528,976
    Other current assets                                                        1,564,275              1,604,691
                                                                            -------------          -------------
 Total current assets                                                          59,545,106             55,461,691

 Property, plant and equipment, net of accumulated depreciation of
    $20,894,818 and $18,126,675, respectively                                  40,074,278             38,118,552
 Intangible assets, net                                                        80,580,597             83,329,546
 Goodwill                                                                      73,848,153             73,848,153
 Debt issuance costs, net                                                       3,385,691              3,855,350
 Other assets                                                                     123,596                 93,706
                                                                            -------------          -------------
 Total assets                                                               $ 257,557,421          $ 254,706,998
                                                                            =============          =============

                                                      F-2

                        Industrial Services Group, Inc. and Subsidiaries
                              Condensed Consolidated Balance Sheets


                                                                               June 30,             December 31,
                                                                           2002 (Unaudited)             2001
                                                                            -------------          -------------
 Liabilities and shareholders' equity (deficit) Current liabilities:
    Accounts payable                                                        $  18,206,472          $  14,287,253
    Accrued liabilities:
       Payroll                                                                  1,549,933              2,775,553
       Interest                                                                 3,196,935              3,570,486
       Other                                                                    2,488,458              1,924,450
    Other current liabilities                                                   1,840,395              1,951,850
                                                                            -------------          -------------
 Total current liabilities                                                     27,282,193             24,509,592

 Long-term debt                                                               163,573,900            164,643,900
 Deferred tax liability                                                        35,204,335             35,726,641
 CMP note                                                                      15,180,704             13,676,310
 Debt discount                                                                 (1,430,827)            (1,966,086)
 Laidlaw note                                                                           -             24,807,465
 Other liabilities                                                                340,652                766,004
                                                                            -------------          -------------
     Total liabilities                                                        240,150,957            262,163,826

 Series A redeemable preferred stock, 50,050 shares authorized, issued and outstanding at June 30, 2002 and
    35,050 shares at December 31, 2001 respectively                             8,222,966              6,204,559
 Series B redeemable preferred stock, 50,000 shares
    authorized, issued and outstanding at June 30, 2002 and
    35,000 shares at December 31, 2001 respectively                             8,213,501              6,195,708

 Shareholders' equity (deficit):
    Class A common stock, $.01 par value; 500,000 shares
       authorized, 495,000 issued and outstanding                                   4,950                  4,950
    Class B common stock, $.01 par value; 500,000 shares
       authorized, none issued and outstanding                                          -                      -
    Additional paid in capital in excess of par value of
       common stock                                                             4,304,320              4,304,320
    Cumulative foreign currency translation adjustment                            (65,943)               (55,636)
    Retained deficit                                                           (3,273,330)           (24,110,729)
                                                                            -------------          -------------
 Total shareholders' equity (deficit)                                             969,997            (19,857,095)
                                                                            -------------          -------------
 Total liabilities and shareholders' equity (deficit)                       $ 257,557,421          $ 254,706,998
                                                                            =============          =============

                                                        F-3
See accompanying notes.

                        Industrial Services Group, Inc. and Subsidiaries
                    Unaudited Condensed Consolidated Statements of Operations



                                                                     Six Months Ended June 30,
                                                             -------------------------------------------
                                                                     2002               2001
                                                             -------------------------------------------
 Revenues:
    Product revenues                                           $     92,601,884     $     85,185,827
    Service revenues                                                 14,101,517           16,616,619
                                                               ----------------     ----------------
                                                                    106,703,401          101,802,446

 Costs and expenses:
    Cost of product revenues, excluding depreciation                 68,512,420           65,371,460
    Cost of service revenues, excluding depreciation                 10,662,565           11,006,878
    Depreciation and amortization                                     5,902,176            8,018,269
    New product development                                           1,120,030            1,164,818
    Selling, general and administrative expenses                     12,491,649           11,881,941
                                                               ----------------     ----------------
                                                                     98,688,840           97,443,366
                                                               ----------------     ----------------
 Operating income                                                     8,014,561            4,359,080

 Interest income                                                         83,011              242,190
 Interest expense                                                    (9,597,364)         (11,252,234)
 Other income                                                           483,201                9,891
                                                               ----------------     ----------------
 Loss before income taxes and extraordinary item                     (1,016,591)          (6,641,073)
 Income tax benefit                                                    (332,299)          (1,883,940)
                                                               ----------------     ----------------
 Loss before extraordinary item                                        (684,292)          (4,757,133)
 Gain on extinguishment of debt                                      22,557,891                    -
                                                               ----------------     ----------------
 Net income (loss)                                                   21,873,599           (4,757,133)
 Preferred dividends                                                 (1,036,200)            (751,958)
                                                               ----------------     ----------------
 Net income (loss) attributable to common shareholders         $     20,837,399     $     (5,509,091)
                                                               ================     ================

 Basic and diluted loss per share before extraordinary item
     and preferred dividends                                   $          (1.38)    $          (9.61)
                                                               ================     ================

 Basic and diluted net income (loss) per share attributable
     to common shareholders                                    $          42.10     $         (11.13)
                                                               ================     ================

 Weighted average number of shares used in calculating
   basic and diluted net income (loss) per share                        495,000              495,000
                                                               ================     ================


                                                 F-4
See accompanying notes.

                        Industrial Services Group, Inc. and Subsidiaries
                    Unaudited Condensed Consolidated Statements of Operations


                                                                   Three Months Ended June 30,
                                                               -------------------------------------
                                                                     2002                 2001
                                                               ----------------     ----------------
 Revenues:
    Product revenues                                           $     54,736,474     $     51,442,427
    Service revenues                                                  7,410,951            8,674,634
                                                               ----------------     ----------------
                                                                     62,147,425           60,117,061


 Costs and expenses:
    Cost of product revenues, excluding depreciation                 39,772,588           38,357,167
    Cost of service revenues, excluding depreciation                  5,718,352            5,599,820
    Depreciation and amortization                                     2,931,191            3,873,482
    New product development                                             470,321              569,600
    Selling, general and administrative expenses                      6,412,355            6,029,539
                                                               ----------------     ----------------
                                                                     55,304,807           54,429,608
                                                               ----------------     ----------------
 Operating income                                                     6,842,618            5,687,453

 Interest income                                                         24,675               94,377
 Interest expense                                                    (4,701,699)          (5,500,138)
 Other income (expense)                                                 200,836              (24,106)
                                                               ----------------     ----------------
 Income before income taxes                                           2,366,430              257,586
 Income tax expense                                                     970,458              461,611
                                                               ----------------     ----------------
 Net income (loss)                                                    1,395,972             (204,025)
 Preferred dividends                                                   (548,055)            (386,215)
                                                               ----------------     ----------------
 Net income (loss) attributable to common shareholders         $        847,917     $       (590,240)
                                                               ================     ================

 Basic and diluted income (loss) per share before
     preferred dividents                                       $           2.82     $          (0.41)
                                                               ================     ================

 Basic and diluted net income (loss) per share attributable
     to common shareholders                                    $           1.71     $          (1.19)
                                                               ================     ================

 Weighted average number of shares used in calculating
    basic and diluted net income (loss) per share                       495,000              495,000
                                                               ================     ================

                                                  F-5

See accompanying notes.

                Industrial Services Group, Inc. and Subsidiaries
         Unaudited Consolidated Statement of Comprehensive Income (Loss)


                                                               Six months ended June 30
                                                           ---------------------------------
                                                               2002                2001
                                                           ------------        -------------
 Net income (loss)                                         $ 21,873,599        $  (4,757,133)
 Other comprehensive income (loss) net of tax:
    Foreign currency translation adjustment                     (10,307)              25,361
                                                           ------------        -------------
 Comprehensive income (loss)                               $ 21,863,292        $  (4,731,772)
                                                           ============        =============

                                             F-6

See accompanying notes.

                        Industrial Services Group, Inc. and Subsidiaries
                 Unaudited Consolidated Statement of Comprehensive Income (Loss)



                                                              Three months ended June 30
                                                           ---------------------------------
                                                               2002                2001
                                                           ------------        -------------
 Net income (loss)                                         $  1,395,972        $    (204,025)
 Other comprehensive income (loss) net of tax:
    Foreign currency translation adjustment                      27,231               13,230
                                                           ------------        -------------
 Comprehensive income (loss)                               $  1,423,203        $    (190,795)
                                                           ============        =============

                                           F-7

See accompanying notes.

                        Industrial Services Group, Inc. and Subsidiaries
                    Unaudited Condensed Consolidated Statements of Cash Flows


                                                                             Six Months Ended June 30,
                                                                          -------------------------------
                                                                              2002               2001
                                                                          ------------       ------------
 Operating activities
 Net income (loss)                                                        $ 21,873,599       $ (4,757,133)
 Adjustments to reconcile  net income  (loss) to net cash
   provided by (used in) operating activities:
      Depreciation and amortization                                          5,902,176          8,018,269
      Amortization of debt issuance costs                                      511,085            500,483
      Amortization of debt discount                                            535,259            543,411
      Noncash interest expense                                               1,751,738          2,309,032
      Gain on disposal of fixed assets                                        (133,958)            29,983
      Gain on extinguishment of debt                                       (22,557,891)                -
      Deferred income taxes                                                   (589,102)        (1,129,947)
      Changes in operating assets and liabilities:
          Receivables                                                      (10,736,776)        (9,857,279)
          Inventory                                                           (131,265)          (137,298)
          Other current and non-current assets                                  10,526           (195,367)
          Accounts payable and accrued expenses                              3,387,138          8,671,532
          Other current and non-current liabilities                           (121,294)         1,693,973
                                                                          ------------       ------------
 Net cash provided by (used in) operating activities                          (298,765)         5,689,659

 Investing activities

 Purchases of property, plant and equipment                                 (5,540,870)        (5,068,561)
 Proceeds on sale of property, plant and equipment                             565,875             81,340
                                                                          ------------       ------------
 Net cash used in investing activities                                      (4,974,995)        (4,987,221)

 Financing activities

 Cash contributions from shareholders                                        3,000,000                  -
 Payments on long-term debt                                                 (4,070,000)           (82,177)
 Payments on long-term liabilities                                            (400,000)                 -
 Debt issuance costs incurred                                                  (41,426)           (90,000)
                                                                          ------------       ------------
 Net cash used in financing activities                                      (1,511,426)          (172,177)

 Effect of exchange rate changes on cash and
     cash equivalents                                                          (10,307)            25,361
                                                                          ------------       ------------
 Net increase (decrease) in cash and cash equivalents                       (6,795,493)           555,622

 Cash and cash equivalents at beginning of period                           17,724,156          6,986,725
                                                                          ------------       ------------
 Cash and cash equivalents at end of period                               $ 10,928,663       $  7,542,347
                                                                          ============       ============

 Cash paid for interest                                                   $  6,620,900       $  8,167,467
                                                                          ============       ============
 Cash paid (received) for income taxes                                    $    215,135       $ (2,028,047)
                                                                          ============       ============

                                                   F-8

See accompanying notes.

                         INDUSTRIAL SERVICES GROUP, INC.

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Presentation

Industrial Quality Services, Inc. was formed in September 1997 by Citicorp Venture Capital, Ltd. ("CVC") and certain members of the management team of JTM Industries, Inc ("JTM") to acquire the stock of JTM from Laidlaw Transportation, Inc. Pursuant to the acquisition, Industrial Quality Services acquired the stock of JTM on October 14, 1997 and JTM became a wholly owned subsidiary of Industrial Quality Services. In January, 1998, Industrial Quality Services changed their name to Industrial Services Group, Inc. ("the Company"). In 1998, JTM acquired the stock of Pozzolanic Resources, Inc. ("Pozzolanic"), Power Plant Aggregates of Iowa, Inc. ("PPA"), Michigan Ash Sales Company, d.b.a. U. S. Ash Company, together with two affiliated companies, U.S. Stabilization, Inc. and Flo Fil Company, Inc., (collectively, "U.S. Ash"), and Fly Ash Products, Inc. ("Fly Ash Products") (collectively, the "1998 Acquisitions"). Effective January 1, 1999, JTM, Pozzolanic, PPA, U.S. Ash, Fly Ash Products and their wholly owned subsidiaries merged with and into ISG Resources ("ISG Resources") a newly formed entity (the "Merger"). Pneumatic Trucking, Inc., a wholly owned subsidiary of Michigan Ash Sales Company, was not merged into ISG Resources. Consequently, Pneumatic became a wholly owned subsidiary of the ISG Resources.

In 1999, ISG Resources acquired the stock of Best Masonry & Tool Supply ("Best"), Mineral Specialties, Inc. ("Specialties"), Irvine Fly Ash, Inc. ("Irvine"), Lewis W. Osborne, Inc. ("Osborne"), United Terrazzo Supply Co., Inc. ("Terrazzo"), and Magna Wall, Inc. ("Magna Wall") and sold all of the outstanding stock of Pneumatic.

In 2000, ISG Canada Limited, Inc. ("ISG Canada") was formed and became a wholly-owned foreign subsidiary of ISG Resources, with fly ash operations beginning in the second half of 2000. During 2000, ISG Resources acquired all of the partnership interest of Don's Building Supply L.L.P. ("Don's), acquired the stock of Palestine Concrete Tile Company, Inc. and acquired certain fixed and intangible assets from Hanson Aggregates West, Inc. ("Hanson").

Each of the above acquisitions was accounted for under the purchase method of accounting and, accordingly, the results of operations of each acquired company have been included in the consolidated financial statements since the respective date of acquisition.

These financial statements reflect the consolidated financial position and results of operations of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows of the Company, for the respective periods presented. The results of operations for an interim period are not necessarily indicative of the results, which may be expected for any other interim period or for the year as a whole.

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes in the Form 10-K filed by ISG Resources, Inc. for the fiscal year ended December 31, 2001.

The consolidated balance sheet at December 31, 2001 was derived from audited consolidated financial statements, but does not include all disclosures required under generally accepted accounting principles.

2.       Description of Business

The Company operates two principal  business  segments:  coal combustion product
(CCP) management and building materials manufacturing and distribution. The CCP division purchases, removes and sells fly ash and other by-products of coal combustion to producers and consumers of building materials and construction related products throughout the United States. The building materials division manufactures and distributes masonry construction materials to residential and commercial contractors primarily in Texas, California, Georgia and Florida.

3.       New Product Development Costs

New product development costs consist of scientific research and development and market development expenditures. Expenditures of $414,085 and $510,883 for the three months ended June 30, 2002 and June 30, 2001, respectively, and expenditures of $993,994 and $1,027,518 for the six months ended June 30, 2002 and June 30, 2001, respectively, were made for research and development activities covering basic scientific research and application of scientific advances to the development of new and improved products and processes. Expenditures of $56,236 and $58,717 for the three months ended June 30, 2002 and June 30, 2001, respectively, and expenditures of $126,036 and $137,300 for the six months ended June 30, 2002 and June 30, 2001, respectively, were made for market development activities related to promising new and improved products and processes identified during research and development activities. The Company expenses all new product development costs as they are incurred.

4.       Inventories

The Company accounts for inventory balances using the lower of cost or market method on a first-in, first-out basis. Inventories consist of:

                                           June 30,             December 31,
                                             2002                   2001
                                      ------------------ ---------------------
         Raw Materials                  $    999,119           $     958,796
         Finished Goods                    7,661,122               7,570,180
                                      ------------------ ---------------------
                                        $  8,660,241           $  8,528,976
                                      ================== =====================

5.   Goodwill and Other Intangible Assets

Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets." In accordance with the guidelines of this accounting principle, goodwill and indefinite lived intangible assets are no longer amortized, but will be assessed for impairment on at least an annual basis.

Pursuant to SFAS No. 142, the Company completed its reassessment of previously recognized intangible assets including evaluation of the remaining useful lives of its intangibles. The Company believes the useful lives of its intangible assets are appropriate.

Provided below is a reconciliation of previously reported financial statement information to adjusted amounts that reflect the elimination of goodwill amortization:

                                                          Six Months Ended                     Three Months Ended
                                                  June 30, 2002     June 30, 2001      June 30, 2002      June 30, 2001
                                                ----------------- ------------------ ------------------ ----------------
Net income (loss) before extraordinary item:
  As reported                                    $     (684,292)   $   (4,757,133)    $    1,395,972     $   (204,025)
  Add back:
    Goodwill amortization net of tax                          -         2,027,704                  -        1,013,852
                                                 --------------    --------------     --------------     ------------
Adjusted income (loss)
  before extraordinary item                      $     (684,292)   $   (2,729,729)    $    1,395,972     $    809,827
                                                 --------------    --------------     --------------     ------------
Adjusted loss per share
  before extraordinary item                      $        (1.38)   $        (5.51)    $         2.82     $       1.64
                                                 --------------    --------------     --------------     ------------

Net income (loss):
  As reported                                    $   21,873,599    $   (4,757,133)    $    1,395,372     $   (204,025)
  Add back:
    Goodwill amortization net of tax                          -         2,027,704                  -        1,013,852
                                                 --------------    --------------     --------------     ------------

Adjusted net income (loss)                           21,873,599        (2,729,729)         1,395,372          809,827
Preferred dividends                                  (1,036,200)         (751,958)          (548,055)        (386,215)
                                                 --------------    --------------     --------------     ------------
Adjusted net income (loss) attributable
  to common shareholders                         $   20,837,399    $   (3,481,687)    $      847,317     $    423,612
                                                 ==============    ==============     ==============     ============

Adjusted net income (loss) per share             $        42.10    $        (7.03)    $         1.71     $       0.86
                                                 ==============    ==============     ==============     ============

                                                         F-10

The following table as of June 30, 2002, summarizes the gross carrying value and accumulated amortization for each major class of intangible asset based on the Company's reassessment of previously recognized intangible assets and their remaining amortization lives in accordance with the adoption of SFAS No. 142:

                                     June 30, 2002                     December 31, 2001
                         Gross Carrying       Accumulated       Gross Carrying    Accumulated        Amortizable
                             Amount           Amortization          Amount        Amortization           Life
                        ------------------ ------------------- ----------------- --------------- -------------------
Supply contracts          $100,148,521         $21,858,228       $100,227,490      $19,402,631      10 to 20 years
Patents                      2,446,584             606,280          2,446,584          541,897         19 years
Licenses                     1,000,000             550,000          1,000,000          400,000         40 months
                        ------------------ ------------------- ----------------- ---------------
Total amortizable
  intangible assets       $103,595,105         $23,014,508       $103,674,074      $20,344,528
                        ================== =================== ================= ===============

The total intangible amortization expense for these assets for the six months ended June 30, 2002 and 2001 was $2.8 million and $3.2 million, respectively.

The estimated amortization expense for the next five fiscal years beginning January 1, 2002 is as follows:

     For the year ended December 31, 2002                  $5,497,213
     For the year ended December 31, 2003                   5,497,213
     For the year ended December 31, 2004                   5,197,213
     For the year ended December 31, 2005                   5,197,213
     For the year ended December 31, 2006                   5,197,213

The transitional accounting provisions of SFAS No. 142 require the Company to identify and measure goodwill impairment at each of its reporting units. For purposes of this measurement, the Company identified three reporting units. The Company is in the process of evaluating the impairment, if any, of the goodwill, in these three reporting units. Under the transitional accounting provisions of SFAS No. 142, the Company is required to complete Step 1 (determining and comparing the fair value of the reporting units to the reporting units' carrying value) of the transitional impairment test within six months of adopting SFAS No. 142. If Step 1 of the goodwill impairment test is failed in any of the reporting units, thereby indicating a potential impairment, the Company is required to complete Step 2 of the test for that reporting unit as soon as possible, but no later than the end of 2002. Under Step 2, the Company is required to calculate the implied fair value of goodwill and compare it to the carrying value of goodwill.

The Company completed Step 1 described above, which indicated a possible impairment. The Company is therefore required to complete Step 2, however, as a result of the pending merger of the Company as described further in note 9 below, the completion of Step 2 in the process is still pending.

6.     Long-term Debt

Long-term debt consists of the following:

                                                     June 30,       December 31,
                                                       2002             2001
                                                  --------------- --------------
         10% Senior Subordinated Notes due 2008   $100,000,000    $100,000,000
         Secured Credit Facility                    63,573,900      64,643,900
         CMP Note                                   15,180,704      13,676,310
         Debt Discount                              (1,430,827)     (1,966,086)
         Laidlaw Note                                        -      24,807,465
                                                  --------------- --------------
                                                  $177,323,777     $201,161,589
                                                  =============== ==============

At June 30, 2002, $63,573,900 million of the Secured Credit Facility was outstanding, with no amount being unused and available.

On January 11, 2002, an offer to retire the Laidlaw Note for $3 million in cash to be paid on January 30, 2002 was made to American National Insurance Corporation, the current holder of the notes. The offer was accepted by American National and payment was made on the note on January 30, 2002. The note was retired and a gain on extinguishment was recognized during the quarter ended March 31, 2002 in the amount of approximately $22,560,000. The extraordinary gain did not result in additional tax expense for the quarter because the gain was treated as a reduction of the original purchase price of JTM for tax purposes, which has created a permanent tax difference. As a result of the different treatment of the gain for book and tax purposes, the extraordinary gain was not stated net of tax effect on the accompanying statement of operations.

7.     Recent Accounting Pronouncements

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 requires alternative accounting treatment of assets which are in the process of retirement. The Company was required to adopt SFAS No. 143 effective January 1, 2002. As expected, there was no significant effect on results of operations or financial position.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations and Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business (as previously defined in that opinion). The Company was required to adopt SFAS No. 144 effective January 1, 2002. The Company currently has no indicators of impairment of any of its long-lived assets. As such, adoption of this Statement had no impact on the Company's financial statements.

8.    Reportable Segments

As discussed in note 2, the Company operates in two reportable segments: the CCP division and the manufacturing products division. The CCP division consists primarily of three operating regions that manage and market CCPs in North America. The manufacturing products division consists of six legal entities:
Best, Osborne, Terrazzo, Magna Wall, Palestine, and Don's. The Company's two reportable segments are managed separately based on fundamental differences in their operations.

The Company evaluates financial performance based on earnings from operations before interest expense, income taxes, depreciation, and amortization (EBITDA). The Company derives a majority of its revenues from CCP sales and the chief operating decision makers rely on EBITDA to assess the performance of the segments and make decisions about resources to be allocated to the segments. Accordingly, EBITDA is included in the information reported below. Certain expenses are maintained at the Company's corporate headquarters and are not allocated to the segments. Such expenses primarily include interest expense, corporate overhead costs, and certain non-recurring gains and losses. Inter-segment sales are generally accounted for at cost and are eliminated in consolidation.

Amounts included in the "Other" column include financial information for the Company's corporate, R&D and other administrative business units.

In adopting SFAS No. 142, the Company reevaluated the allocation of certain intangible assets to the segments. Information for the three months and six months ended June 30, 2001 has been restated to conform to this revised presentation.

Information about reportable segments, and reconciliation of such information to the consolidated totals as of and for the three months and six months ended June 30, 2002 and June 30, 2001, is as follows:

                                                            Manufacturing                         Consolidated
                                             CCP               Products             Other            Total
                                        --------------      --------------      -------------    -------------
Three months ended 6/30/02:
Revenue                                 $   49,202,249      $   12,873,341      $      71,835    $  62,147,425

EBITDA                                      11,226,580           1,406,176        (2,633,436)        9,999,320
Depreciation and
   Amortization                              2,678,150             180,746             72,295        2,931,191
Goodwill                                    44,832,605          29,015,548                  -       73,848,153
Total Assets                               207,515,037          48,325,588          1,716,796      257,557,421
Expenditures for PP&E                        2,422,364              60,075                  -        2,482,439

Three months ended 6/30/01:
Revenue                                 $   46,697,505      $   13,360,252      $      59,302    $  60,117,059
EBITDA                                      10,371,545           1,576,359         (2,316,698)       9,631,206
Depreciation and
   Amortization                              3,116,242             658,924             98,316        3,873,482
Goodwill                                    46,028,319          29,865,658                  -       75,893,977
Total Assets                               208,089,809          48,963,708          3,346,798      260,400,315
Expenditures for PP&E                        1,402,516           1,097,633             66,851        2,567,000

Six months ended 6/30/02:
Revenue                                 $   82,217,384      $   24,345,027      $     140,990    $ 106,703,401
EBITDA                                      17,160,176           2,558,719         (5,235,946)      14,482,949
Depreciation and
   Amortization                              5,390,203             366,546            145,427        5,902,176
Goodwill                                    44,832,605          29,015,548                  -       73,848,153
Total Assets                               207,515,037          48,325,588          1,716,796      257,557,421
Expenditures for PP&E                        5,183,996             186,323            170,551        5,540,870

Six months ended 6/30/01:
Revenue                                 $   76,802,042      $   24,877,799      $     122,605    $ 101,802,446
EBITDA                                      15,253,285           2,405,590         (5,029,445)      12,629,430
Depreciation and
   Amortization                              6,584,907           1,272,849            160,513        8,018,269
Goodwill                                    46,028,319          29,865,658                  -       75,893,977
Total Assets                               208,089,809          48,963,708          3,346,798      260,400,315
Expenditures for PP&E                        3,459,800           1,421,844            186,917        5,068,561

9.       Subsequent Events

On July 16, 2002, Industrial Services Group, Inc. signed a definitive agreement with Headwaters, Inc. to be acquired by Headwaters in exchange for consideration which is currently estimated to be approximately $246,000,000 consisting of cash of approximately $31,000,000, the issuance of 2,000,000 shares of Headwaters common stock with an assumed value of $30,000,000, cash requirements of approximately $181,000,000 to retire ISG and ISG Resources debt, and direct costs to be incurred by Headwaters to consummate the acquisition of approximately $4,000,000. It is anticipated that the transaction will close during the year 2002. Further information regarding the transaction is available in documents filed with the Securities and Exchange Commission on Form 8-K, on July 18, 2002. After the merger, Headwaters, Inc. will allocate goodwill among the reporting units based on fair market value at the close of the merger.

On July 2, 2002, as part of an amendment to an employment agreement, and in connection with the aforementioned merger agreement, an agreement was reached with an employee who had earlier been granted a phantom stock right. The agreement is to waive the phantom stock right contingent upon the successful completion of the merger.

10.      Condensed Consolidating Financial Information

The Company's debt facilities are guaranteed by domestic subsidiaries only. ISG Canada was formed in 2000 and had minimal operations in comparison to consolidated results. Because ISG Canada's operations increased during 2001, it is no longer considered a "minor" subsidiary as defined under Regulation S-X Rule 3-10. As such, the Company is required to disclose condensed consolidating financial information in its periodic reports.

The condensed consolidating balance sheet as of June 30, 2002 is as follows:

                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Assets
Current assets:
Cash and cash equivalents               $ 10,928,663      $          -     $         -    $  9,797,987     $   857,535   $  273,141
Accounts receivable                       36,990,232                 -               -      29,915,336       6,776,796      298,100
Inventories                                8,660,241                 -               -       3,483,347       4,970,537      206,357
Other current assets                       2,965,970                 -         704,721       2,079,481         181,768            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total current assets                      59,545,106                 -         704,721      45,276,151      12,786,636      777,598

Property, plant and equipment             40,074,278                 -               -      32,722,889       6,523,404      827,985

Investment in ISG Resources                        -       (25,266,422)     25,266,422               -               -            -
Intangible assets, net                    80,580,597                 -               -      80,580,597               -            -
Goodwill                                  73,848,153                 -               -      44,832,605      29,015,548            -
Debt issuance costs                        3,385,691                 -         142,375       3,243,316               -            -
Investment in subsidiaries                         -       (47,769,336)              -      47,769,336               -            -
Other assets                                 123,596                 -               -         123,596               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total assets                            $257,557,421      $(73,035,758)    $26,113,518    $254,548,490     $48,325,588   $1,605,583
                                        ============      ============     ===========    ============     ===========   ==========

                                                                       F-16

                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Liabilities and shareholders' equity
Current liabilities:
Accounts payable                        $ 18,206,472      $          -     $         -    $ 15,570,660     $ 2,635,812   $        -
Accrued expenses                           7,235,326                 -         686,505       6,312,313         236,508            -
Other current liabilities                  1,840,395                 -        (932,884)      1,923,490         827,425       22,364
                                        ------------      ------------     -----------    ------------     -----------   ----------

Total current liabilities                 27,282,193                 -        (246,379)     23,806,463       3,699,745       22,364

Long-term debt                           177,323,777                 -      13,749,877     163,573,900               -            -
Deferred tax liabilities                  35,204,335                 -               -      35,204,335               -            -
Payable to Parent                                  -                 -      (4,796,444)      4,796,444               -            -
Intercompany account payable                       -            28,959               -       1,675,282      (2,881,549)   1,177,308
Other liabilities                            340,652                 -               -         159,701         180,951            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
    Total liabilities                    240,150,957            28,959       8,707,054     229,216,125         999,147    1,199,672

Series A redeemable preferred stock        8,222,966                 -       8,222,966               -               -            -
Series B redeemable preferred stock        8,213,501                 -       8,213,501               -               -            -

Shareholders' equity:
Common stock                                   4,950       (34,773,546)          4,950      34,745,050          28,496            -
Cumulative translation adjustment            (65,943)           17,609         (65,943)              -               -      (17,609)
Additional paid in capital                 4,304,320       (41,200,074)      4,304,320               -      40,552,264      647,810
Retained (deficit) earnings               (3,273,330)        2,891,294      (3,273,330)     (9,412,685)      6,745,681     (224,290)
                                        ------------      ------------     -----------    ------------     -----------   ----------

Total shareholders' equity                   969,997       (73,064,717)        969,997      25,332,365      47,326,441      405,911
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total liabilities and shareholders'
   equity                               $257,557,421      $(73,035,758)    $26,113,518    $254,548,490     $48,325,588   $1,605,583
                                        ============      ============     ===========    ============     ===========   ==========

                                                                 F-17

The condensed consolidating balance sheet as of December 31, 2001 is as follows:
                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Assets
Current assets:
Cash and cash equivalents               $ 17,724,156      $          -     $         -    $ 17,002,493     $   477,075   $  244,588
Accounts receivable                       26,253,456                 -               -      20,182,923       5,875,011      195,522
Inventories                                8,528,976                 -               -       3,923,243       4,544,632       61,101
Other current assets                       2,955,103           (10,872)        731,106       2,095,752         139,117            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total current assets                      55,461,691           (10,872)        731,106      43,204,411      11,035,835      501,211

Property, plant and equipment             38,118,552                 -               -      30,533,497       6,745,493      839,562

Investment in ISG Resources                        -       (24,555,023)     24,555,023               -               -            -
Intangible assets, net                   157,177,699                 -               -     128,162,151      29,015,548            -
Debt issuance costs                        3,855,350                 -         167,875       3,687,475               -            -
Investment in subsidiaries                         -       (45,476,666)              -      45,476,666               -            -
Other assets                                  93,706                 -               -          93,706               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total assets                            $254,706,998      $(70,042,561)    $25,454,004    $251,157,906     $46,796,876   $1,340,773
                                        ============      ============     ===========    ============     ===========   ==========

                                                                    F-18

                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Liabilities and shareholders'
  equity (deficit)
Current liabilities:
Accounts payable                        $ 14,287,253      $          -     $         -    $ 12,411,354     $ 1,875,899   $        -
Accrued expenses                           8,270,489                 -       1,189,587       6,875,103         205,799            -
Other current liabilities                  1,951,850           (10,872)              -       1,427,299         505,484       29,939
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total current liabilities                 24,509,592           (10,872)      1,189,587      20,713,756       2,587,182       29,939

Long-term debt                           201,161,589                 -      36,517,689     164,643,900               -            -
Deferred tax liabilities                  35,726,641                 -               -      35,726,641               -            -
Payable to Parent                                  -                 -      (4,796,444)      4,796,444               -            -
Intercompany account payable                       -            23,201               -          27,888      (1,120,636)   1,069,547
Other liabilities                            766,004                 -               -         638,618         127,386            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
     Total liabilities                   262,163,826            12,329      32,910,832     226,547,247       1,593,932    1,099,486

Series A redeemable preferred stock        6,204,559                 -       6,204,559               -               -            -
Series B redeemable preferred stock        6,195,708                 -       6,195,708               -               -            -

Shareholders' equity (deficit):
Common stock                                   4,950       (34,773,546)          4,950      34,745,050          28,496            -
Cumulative translation adjustment            (55,636)           16,807         (55,636)              -               -      (16,807)
Additional paid in capital                 4,304,320       (40,960,169)      4,304,320               -      40,533,259      426,910
Retained (deficit) earnings              (24,110,729)        5,662,018     (24,110,729)    (10,134,391)      4,641,189     (168,816)
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total shareholders' equity (deficit)     (19,857,095)      (70,054,890)    (19,857,095)     24,610,659      45,202,944      241,287
                                        ------------      ------------     -----------    ------------     -----------   ----------
Total liabilities and shareholders'
  equity (deficit)                      $254,706,998      $(70,042,561)    $25,454,004    $251,157,906     $46,796,876   $1,340,773
                                        ============      ============     ===========    ============     ===========   ==========

                                                                    F-19

The condensed  consolidating  statement of  operations  for the six months ended
June 30, 2002 is as follows:
                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Revenues                                $106,703,401      $          -     $         -     $81,915,920     $24,351,199   $  436,282
Costs and expenses:
Cost of products and services,
  excluding depreciation                  79,174,985                 -               -      59,212,166      19,557,672      405,147
Depreciation and amortization              5,902,176                 -               -       5,485,323         366,546       50,307
Selling, general and administrative
  expenses                                12,491,649                 -               -      10,065,531       2,402,874       23,244
New product development                    1,120,030                 -               -       1,120,030               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
                                          98,688,840                 -               -      75,883,050      22,327,092      478,698
                                        ------------      ------------     -----------    ------------     -----------   ----------
Operating income (loss)                    8,014,561                 -               -       6,032,870       2,024,107      (42,416)

Equity interest in subsidiary income               -        (1,327,312)       (721,706)      2,049,018               -            -
Interest  income (expense)                (9,514,353)                -      (2,312,496)     (7,210,999)          9,142            -
Other income (expense) net                   483,201                 -               -         425,016          71,243      (13,058)
                                        ------------      ------------     -----------    ------------     -----------   ----------
Income (loss) before income taxes
  and extraordinary item                  (1,016,591)       (1,327,312)     (3,034,202)      1,295,905       2,104,492      (55,474)
Income tax (benefit) expense                (332,299)                -        (906,498)        574,199               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Income (loss) before extraordinary
  item                                      (684,292)       (1,327,312)     (2,127,704)        721,706       2,104,492      (55,474)
Gain on extinguishment of debt            22,557,891                 -      22,557,891               -               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Net income (loss)                         21,873,599        (1,327,312)     20,430,187         721,706       2,104,492      (55,474)
Preferred dividends                       (1,036,200)                -      (1,036,200)              -               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Net income (loss) attributable to
  common shareholders                   $ 20,837,399      $ (1,327,312)    $19,393,987    $    721,706     $ 2,104,492   $  (55,474)
                                        ============      ============     ===========    ============     ===========   ==========

                                                              F-20

The condensed  consolidating  statement of  operations  for the six months ended
June 30, 2001 is as follows:
                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Revenues                                $101,802,446      $    (88,808)    $         -    $ 76,190,317     $24,945,733   $  755,204
                                        ------------      ------------     -----------    ------------     -----------   ----------
Costs and expenses:
Cost of products and services sold,
  excluding depreciation                  76,378,338                 -               -      55,492,567      20,199,306      686,465
Depreciation and amortization              8,018,269                 -               -       6,745,420       1,228,014       44,835
Selling, general, and administrative
  expenses                                11,881,941                 -               -       9,765,671       2,093,194       23,076
New product development                    1,164,818                 -               -       1,164,818               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
                                          97,443,366                 -               -      73,168,476      23,520,514      754,376
                                        ------------      ------------     -----------    ------------     -----------   ----------
Operating income                           4,359,080           (88,808)              -       3,021,841       1,425,219          828

Equity interest in subsidiary income               -         1,588,386      (3,007,344)      1,418,958               -            -
Interest expense                         (11,010,044)                -      (2,877,943)     (8,122,314)         (9,787)           -
Other income (expense)  net                    9,891            88,808               -         (81,615)          2,698            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Income (loss) before income tax           (6,641,073)        1,588,386      (5,885,287)     (3,763,130)      1,418,130          828
Income tax benefit                        (1,883,940)                -      (1,128,154)       (755,786)              -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Net income (loss)                         (4,757,133)        1,588,386      (4,757,133)     (3,007,344)      1,418,130          828
Preferred dividends                         (751,958)                -        (751,958)              -               -            -
                                        ------------      ------------     -----------    ------------     -----------   ----------
Net income (loss) attributable to
  common shareholders                   $ (5,509,091)     $  1,588,386     $(5,509,091)   $ (3,007,344)    $ 1,418,130   $      828
                                        ============      ============     ===========    ============     ===========   ==========

                                                                    F-21


The  condensed  consolidating  statement  of cash flow  information  for the six months ended June 30, 2002 is as follows:
                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Net cash used in operating activities   $   (298,765)     $    326,119     $         -    $   (231,231)    $  (133,079)  $ (260,574)
Net cash provided by (used in)
  investing activities                    (4,974,995)         (316,615)              -     (5,461,848)         513,537      289,931

Net cash used in financing activities     (1,511,426)                -               -      (1,511,426)              -            -

Effect of exchange rate changes on
  cash and cash equivalents                  (10,307)           (9,504)              -               -               -         (803)
                                        ------------      ------------     -----------    ------------     -----------   ----------

Net increase (decrease) in cash and
  cash equivalents                        (6,795,493)                -               -      (7,204,505)        380,458       28,554

Cash and cash equivalents at
  beginning of period                     17,724,156                 -               -      17,002,493         477,075      244,588
                                        ------------      ------------     -----------    ------------     -----------   ----------
Cash and cash equivalents at end of
  period                                $ 10,928,663      $          -     $         -    $  9,797,988     $   857,533   $  273,142
                                        ============      ============     ===========    ============     ===========   ==========

                                                                     F-22

The  condensed  consolidating  statement  of cash flow  information  for the six months ended June 30, 2001 is as follows:
                                                                              ISG             ISG         Manufactured     ISG
                                        Consolidated      Eliminations        Inc.         Resources         Products     Canada
                                        ------------      ------------     -----------    ------------     -----------   ----------
Net cash provided by (used in)
  operating activities                  $  5,689,659      $    127,188     $         -    $  6,547,079     $  (819,604)  $ (165,004)

Net cash provided by (used in)
  investing activities                    (4,987,221)         (156,267)              -      (5,698,484)        490,326      377,204

Net cash used in financing activities       (172,177)                                         (172,177)

Effect of exchange rate changes on
  cash and cash equivalents                   25,361            29,079               -               -                       (3,718)
                                        ------------      ------------     -----------    ------------     -----------   ----------

Net increase (decrease) in cash and
  cash equivalents                           555,622                 -               -         676,418        (329,278)     208,482

Cash and cash equivalents at
  beginning of period                      6,986,725                 -               -       5,954,992       1,054,079      (22,346)
                                        ------------      ------------     -----------    ------------     -----------   ----------
Cash and cash equivalents at end
  of period                             $  7,542,347      $          -     $         -    $  6,631,410     $   724,801   $  186,136
                                        ============      ============     ===========    ============     ===========   ==========

                                                                        F-23

                             HEADWATERS INCORPORATED
                  INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION
                     (dollar and share amounts in thousands)

On September 19, 2002, Headwaters acquired 100% of the common stock of Industrial Services Group, Inc. ("ISG") and redeemed all of its outstanding preferred stock. ISG is headquartered in Salt Lake City, Utah and is engaged primarily in the management of long-term contracts for coal combustion products and the distribution of related building materials and construction products throughout the United States through its wholly-owned subsidiary, ISG Resources, Inc. Total consideration at closing is currently estimated to be approximately $258,056 consisting of cash of $32,700, the issuance of 2,100 shares of Headwaters common stock with an assumed value of $32,718 (market value at closing was approximately $26,000), cash payments of $184,638 to retire ISG debt and related accrued interest, and direct costs incurred by Headwaters to consummate the acquisition of approximately $8,000.

In order to obtain the cash necessary to acquire ISG and retire the ISG debt, Headwaters issued $175,000 of new debt consisting of $155,000 of senior secured debt with a five-year term and a floating interest rate and $20,000 of subordinated debt with an approximate five-year term and a fixed interest rate. ISG management participated in one-half or $10,000 of the subordinated debt. Total cash proceeds from the issuance of new debt, net of debt discounts, was $169,950. Headwaters incurred approximately $6,200 of debt issuance costs to place the new debt, which has a combined effective weighted average interest rate of approximately 9.0%.

The value of Headwaters' 2,100 shares of common stock issued was determined using the average market price of Headwaters' stock over a five-day period, consisting of the day the terms of acquisition were agreed to and announced and two days prior to and two days subsequent to that day. This average price was $15.58 per share.

The ISG acquisition will be accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standards No.141, "Business Combinations." Assets acquired and liabilities assumed will be recorded at their estimated fair values as of September 19, 2002. For purposes of the accompanying pro forma information, approximately $109,000 of the estimated purchase price was allocated to identifiable intangible assets consisting primarily of contracts with an estimated combined useful life of 20 years. The remaining purchase price not attributable to the tangible and identifiable intangible assets will be allocated to goodwill. The actual consideration as well as the allocation of the amount of such consideration will likely differ from that reflected in these unaudited pro forma condensed combined financial statements after final valuations and other procedures have been completed.

The following pro forma combined balance sheet gives effect to the acquisition of ISG as if it had been completed as of June 30, 2002 and combines the historical June 30, 2002 balance sheets for both Headwaters and ISG. The pro forma combined statements of operations for the year ended September 30, 2001 and the nine months ended June 30, 2002 give effect to the acquisition as if it had occurred on October 1, 2000. The pro forma combined statement of operations for the year ended September 30, 2001 combines Headwaters' historical results for the year ended September 30, 2001 with ISG's historical results for the year ended December 31, 2001. The pro forma combined statement of operations for the nine months ended June 30, 2002 combines both Headwaters' and ISG's historical results for that nine month period. Accordingly, ISG's historical results for the three-month period from October 1, 2001 to December 31, 2001 are included in both the pro forma combined statement of operations for the year ended September 30, 2001 and the pro forma combined statement of operations for the nine months ended June 30, 2002.

The pro forma combined financial statements are presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations or financial position which actually would have resulted had the acquisition occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K. The pro forma information should be read in conjunction with the accompanying notes thereto.

                                                  HEADWATERS INCORPORATED
                                    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                     as of June 30, 2002

                                                                             Historical
                                                                   ----------------------------       Pro Forma        Pro Forma
(thousands of dollars)                                               Headwaters        ISG           Adjustments        Combined
----------------------------------------------------------------------------------------------------------------------------------
ASSETS

Current assets:
      Cash, cash equivalents and short-term investments               $  29,230      $  10,929        $(224,783) A
                                                                                                        169,950  B
                                                                                                         (6,200) C
                                                                                                         20,874  D      $       -
      Trade receivables, net                                             21,650         35,598                             57,248
      Inventories                                                           231          8,660                              8,891
      Other current assets                                                1,989          4,358                              6,347
                                                                      ---------      ---------        ---------         ---------
           Total current assets                                          53,100         59,545          (40,159)           72,486
                                                                      ---------      ---------        ---------         ---------

Property, plant and equipment, net of accumulated depreciation            2,798         40,074                             42,872

Other assets:
      Notes and accrued interest receivable                               5,584                                             5,584
      Deferred income taxes                                               1,049                          (1,049) E              -
      Intangible assets, net of accumulated amortization                 10,141         80,580           28,420  F        119,141
      Goodwill                                                            4,258         73,848          (73,848) G
                                                                                                        111,073  H        115,331
      Other assets                                                        4,179          3,510            6,200  C
                                                                                                         (3,386) I
                                                                                                           (555) J          9,948
                                                                      ---------      ---------        ---------         ---------
           Total other assets                                            25,211        157,938           66,855           250,004
                                                                      ---------      ---------        ---------         ---------

           Total assets                                               $  81,109      $ 257,557        $  26,696         $ 365,362
                                                                      =========      =========        =========         =========

                                                            (continued)

                                                      See accompanying notes.

                                                               F-25

                                               HEADWATERS INCORPORATED
                           UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, continued
                                                 as of June 30, 2002

                                                                             Historical
                                                                   ----------------------------       Pro Forma        Pro Forma
(thousands of dollars)                                               Headwaters        ISG           Adjustments        Combined
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                                   $2,772        $18,206                            $20,978
      Accrued personnel costs                                             4,314          1,550                              5,864
      Other accrued liabilities                                           7,633          7,526          $(3,197) K         11,962
      Current portion of unamortized non-refundable license fees          2,866                                             2,866
      Short-term debt                                                        81                          15,500  B
                                                                                                         20,874  D         36,455
                                                                      ---------      ---------        ---------         ---------
           Total current liabilities                                     17,666         27,282           33,177            78,125
                                                                      ---------      ---------        ---------         ---------

Long-term liabilities:
      Long-term debt                                                         88        177,324         (177,324) L
                                                                                                        154,450  B        154,538
      Deferred income taxes                                                             35,204           (1,049) E
                                                                                                          2,130  M         36,285
      Other long-term liabilities                                           297            341                                638
      Unamortized non-refundable license fees                             5,305                                             5,305
                                                                      ---------      ---------        ---------         ---------
           Total long-term liabilities                                    5,690        212,869          (21,793)          196,766
                                                                      ---------      ---------        ---------         ---------
           Total liabilities                                             23,356        240,151           11,384           274,891
                                                                      ---------      ---------        ---------         ---------

      Redeemable preferred stock                                                        16,436          (16,436) N              -

Stockholders' equity:
      Common stock                                                           25              5                2  O
                                                                                                             (5) P             27
      Capital in excess of par value                                     92,902          4,304           32,716  O
                                                                                                         (4,304) P        125,618
      Accumulated deficit                                               (31,782)        (3,273)           3,273  Q        (31,782)
      Other, primarily treasury stock                                    (3,392)           (66)              66  R         (3,392)
                                                                      ---------      ---------        ---------         ---------
           Total stockholders' equity                                    57,753            970           31,748            90,471
                                                                      ---------      ---------        ---------         ---------

           Total liabilities and stockholders' equity                 $  81,109      $ 257,557        $  26,696         $ 365,362
                                                                      =========      =========        =========         =========

                                                             See accompanying notes.

                                                                      F-26

                                                     HEADWATERS INCORPORATED
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                              For the year ended September 30, 2001


                                                                                Historical
                                                                    ----------------------------------    Pro Forma      Pro Forma
(thousands of dollars and shares, except per share amounts)           Headwaters             ISG          Adjustments     Combined
------------------------------------------------------------------------------------------------------------------------------------
                                                                      (Year ended         (Year ended
                                                                 September 30, 2001)   December 31, 2001)
Revenue:
      Coal combustion product sales                                                       $  135,507                     $  135,507
      Chemical reagent sales                                          $   22,407                                             22,407
      Manufactured product sales                                                              48,654                         48,654
      License fees                                                        20,765                                             20,765
      Service and other revenues                                           2,292              32,070                         34,362
                                                                      ----------          ----------                     ----------
          Total revenue                                                   45,464             216,231                        261,695
                                                                      ----------          ----------                     ----------
Operating costs and expenses:
      Cost of coal combustion products sold                                                   97,362                         97,362
      Cost of chemical reagents sold                                      14,524                                             14,524
      Cost of manufactured products sold                                                      38,448                         38,448
      Cost of services and other revenues                                                     22,417                         22,417
      Depreciation and amortization                                          355              15,810       $     266  S
                                                                                                              (4,041) T      12,390
      Selling, general and administrative                                  8,554              25,019                         33,573
      Research and development                                             2,400               2,308                          4,708
                                                                      ----------          ----------       ---------     ----------
          Total operating costs and expenses                              25,833             201,364          (3,775)       223,422
                                                                      ----------          ----------       ---------     ----------
Operating income                                                          19,631              14,867           3,775         38,273
                                                                      ----------          ----------       ---------     ----------
Other income (expense):
      Interest and net investment income                                     726                 455                          1,181
      Interest expense                                                      (224)            (22,948)         20,094  U
                                                                                                             (15,296) V     (18,374)
      Losses on notes receivable and equity investments                   (6,265)                                            (6,265)
      Other, net                                                             600                  21                            621
                                                                      ----------          ----------       ---------     ----------
          Total other expense, net                                        (5,163)            (22,472)          4,798        (22,837)
                                                                      ----------          ----------       ---------     ----------
Income (loss) before income taxes                                         14,468              (7,605)          8,573         15,436
      Income tax benefit                                                   7,049               1,428          (1,810) W       6,667
                                                                      ----------          ----------       ---------     ----------
Net income (loss)                                                     $   21,517          $   (6,177)      $   6,763     $   22,103
                                                                      ==========          ==========       =========     ==========

Basic net income per common share                                     $     0.94                                         $     0.88
                                                                      ==========                                         ==========
Diluted net income per common share                                   $     0.87                                         $     0.83
                                                                      ==========                                         ==========

Weighted-average shares outstanding:
      Basic                                                               22,787                               2,100  X      24,887
                                                                      ==========                           =========     ==========
      Diluted                                                             24,637                               2,100  X      26,737
                                                                      ==========                           =========     ==========

                                                             See accompanying notes.

                                                                      F-27

                                                     HEADWATERS INCORPORATED
                                   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                            For the nine months ended June 30, 2002


                                                                                Historical
                                                                    ----------------------------------    Pro Forma      Pro Forma
(thousands of dollars and shares, except per share amounts)           Headwaters             ISG          Adjustments     Combined
------------------------------------------------------------------------------------------------------------------------------------
Revenue:
      Coal combustion product sales                                                       $  100,464                     $  100,464
      Chemical reagent sales                                          $   49,521                                             49,521
      Manufactured product sales                                                              35,913                         35,913
      License fees                                                        21,263                                             21,263
      Service and other revenues                                           4,862              21,547                         26,409
                                                                      ----------          ----------                     ----------
          Total revenue                                                   75,646             157,924                        233,570
                                                                      ----------          ----------                     ----------
Operating costs and expenses:
      Cost of coal combustion products sold                                                   71,267                         71,267
      Cost of chemical reagents sold                                      33,749                                             33,749
      Cost of manufactured products sold                                                      28,367                         28,367
      Cost of services and other revenues                                  4,256              16,135                         20,391
      Depreciation and amortization                                        1,000               9,821       $     200  S
                                                                                                              (1,002) T      10,019
      Selling, general and administrative                                  9,383              19,448                         28,831
      Research and development                                             1,727               1,773                          3,500
                                                                      ----------          ----------       ---------     ----------
          Total operating costs and expenses                              50,115             146,811            (802)       196,124
                                                                      ----------          ----------       ---------     ----------
Operating income                                                          25,531              11,113             802         37,446
                                                                      ----------          ----------       ---------     ----------

Other income (expense):
      Interest and net investment income                                     432                 185                            617
      Interest expense                                                       (68)            (15,393)         14,550  U
                                                                                                             (11,472) V     (12,383)
      Other, net                                                           2,047                 355                          2,402
                                                                      ----------          ----------       ---------     ----------
          Total other income (expense), net                                2,411             (14,853)          3,078         (9,364)
                                                                      ----------          ----------       ---------     ----------
Income (loss) before income taxes and extraordinary item                  27,942              (3,740)          3,880         28,082
      Income tax benefit (provision)                                     (11,020)                848          (1,150) W     (11,322)
                                                                      ----------          ----------       ---------     ----------
Net income (loss) before extraordinary item                           $   16,922          $   (2,892)      $   2,730     $   16,760
                                                                      ==========          ==========       =========     ==========

Basic net income per common share                                     $     0.70                                         $     0.64
                                                                      ==========                                         ==========
Diluted net income per common share                                   $     0.66                                         $     0.61
                                                                      ==========                                         ==========

Weighted-average shares outstanding:
      Basic                                                               24,007                               2,100  X      26,107
                                                                      ==========                           =========     ==========
      Diluted                                                             25,562                               2,100  X      27,662
                                                                      ==========                           =========     ==========

                                                           See accompanying notes.

                                                                     F-28

                             HEADWATERS INCORPORATED
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS
        (dollar and share amounts in thousands, except per share amounts)


1.   Basis of Presentation

The pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.   Acquisition of Industrial Services Group, Inc.

On September 19, 2002, Headwaters acquired 100% of the common stock of Industrial Services Group, Inc. ("ISG") and redeemed all of its outstanding preferred stock. ISG is headquartered in Salt Lake City, Utah and is engaged primarily in the management of long-term contracts for coal combustion products and the distribution of related building materials and construction products throughout the United States through its wholly-owned subsidiary, ISG Resources, Inc. Total consideration at closing is currently estimated to be approximately $258,056 consisting of cash of $32,700, the issuance of 2,100 shares of Headwaters common stock with an assumed value of $32,718 (market value at closing was approximately $26,000), cash payments of $184,638 to retire ISG debt and related accrued interest, and direct costs incurred by Headwaters to consummate the acquisition of approximately $8,000.

In order to obtain the cash necessary to acquire ISG and retire the ISG debt, Headwaters issued $175,000 of new debt consisting of $155,000 of senior secured debt with a five-year term and a floating interest rate and $20,000 of subordinated debt with an approximate five-year term and a fixed interest rate. ISG management participated in one-half or $10,000 of the subordinated debt. Total cash proceeds from the issuance of new debt, net of debt discounts, was $169,950. Headwaters incurred approximately $6,200 of debt issuance costs to place the new debt, which has a combined effective weighted average interest rate of approximately 9.0%.

The following table sets forth the estimated consideration exchanged at closing to acquire ISG:

Estimated consideration at closing:
    Fair value of Headwaters stock (2,100 shares at $15.58 per share) $  32,718
    Cash paid to ISG stockholders                                        32,700
    Cash paid to retire ISG debt and related accrued interest           184,638
    Estimated direct costs                                                8,000
                                                                      ---------
              Total                                                   $ 258,056
                                                                      =========

The value of Headwaters' 2,100 shares of common stock issued was determined using the average market price of Headwaters' stock over a five-day period, consisting of the day the terms of acquisition were agreed to and announced and two days prior to and two days subsequent to that day. This average price was $15.58 per share.

The following table sets forth a preliminary allocation of the total estimated consideration to the tangible and intangible assets acquired and liabilities assumed:

Preliminary purchase price allocation:
     Tangible assets acquired, net of liabilities assumed             $  75,317
     Intangible assets acquired:
         Contracts                                                      106,000
         Patents                                                          3,000
         Goodwill                                                       111,073
     Deferred income taxes, primarily related to intangible assets      (37,334)
                                                                      ---------
         Total estimated consideration at closing                     $ 258,056
                                                                      =========

The ISG acquisition will be accounted for using the purchase method of accounting as required by Statement of Financial Accounting Standards No.141, "Business Combinations." Assets acquired and liabilities assumed will be recorded at their estimated fair values as of September 19, 2002. For purposes of the accompanying pro forma information, approximately $109,000 of the estimated purchase price was allocated to identifiable intangible assets consisting primarily of contracts with an estimated combined useful life of 20 years. The remaining purchase price not attributable to the tangible and identifiable intangible assets will be allocated to goodwill. The actual consideration as well as the allocation of the amount of such consideration will likely differ from that reflected in these unaudited pro forma condensed combined financial statements after final valuations and other procedures have been completed.

Due to the provisions of Statement of Financial Accounting Standards No.142, "Goodwill and Other Intangible Assets," which require that amortization of goodwill be discontinued, amortization of the new goodwill has not been reflected in the pro forma information for any period presented. Also, the goodwill amortization recorded in ISG's results of operations has been eliminated. Accordingly, there is no goodwill amortization reflected in the pro forma information for any period presented.

3.       Pro Forma Financial Statements and Adjustments

The pro forma combined balance sheet gives effect to the acquisition of ISG as if it had been completed as of June 30, 2002 and combines the historical June 30, 2002 balance sheets for both Headwaters and ISG. The pro forma combined statements of operations for the year ended September 30, 2001 and the nine months ended June 30, 2002 give effect to the acquisition as if it had occurred on October 1, 2000. The pro forma combined statement of operations for the year ended September 30, 2001 combines Headwaters' historical results for the year ended September 30, 2001 with ISG's historical results for the year ended December 31, 2001. The pro forma combined statement of operations for the nine months ended June 30, 2002 combines both Headwaters' and ISG's historical results for that nine month period. Accordingly, ISG's historical results for the three-month period from October 1, 2001 to December 31, 2001 are included in both the pro forma combined statement of operations for the year ended September 30, 2001 and the pro forma combined statement of operations for the nine months ended June 30, 2002. ISG's revenues and net loss for the three-month period ended December 31, 2001 which were included in both of these periods were $51,221 and $(2,208), respectively.

The pro forma combined financial statements are presented for illustrative purposes only. Such information does not purport to be indicative of the results of operations or financial position which actually would have resulted had the acquisition occurred on the dates indicated, nor is it indicative of the results that may be expected in future periods. The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K.

The pro forma condensed combined financial statements give effect to the following pro forma adjustments:

      A Cash component of purchase price paid at closing, including transaction costs, ($40,145) plus cash paid to retire ISG's long-term debt and related accrued interest ($184,638).

      B  New issuance of long-term debt by Headwaters.

      C Debt issuance costs related to new issuance of long-term debt by Headwaters.

      D Reclassification of assumed "deficiency" in cash, cash equivalents and short-term investments to short-term debt. This pro forma "deficiency" of $20,874 as of June 30, 2002 did not exist as of the closing date in September 2002, due to positive cash flows for both Headwaters and ISG during the period July 1, 2002 through September 19, 2002.

      E Reclassification of Headwaters' non-current deferred tax asset against ISG's larger non-current deferred tax liability in order to reflect a single non-current deferred tax balance.

      F Adjustment to increase identifiable intangible assets of ISG to estimated fair value at acquisition date.

      G  Elimination of ISG's historical goodwill.

      H Adjustment to record new goodwill, based on assumed fair values of ISG assets acquired and liabilities assumed.

      I Elimination of ISG's debt issuance costs related to debt retired as of acquisition date.

      J Reclassification of direct costs incurred by Headwaters related to acquisition of ISG.

      K Elimination of ISG's accrued interest paid by Headwaters at acquisition date.

      L Elimination of ISG's long-term debt retired by Headwaters at acquisition date.

      M Adjustment to record additional deferred income taxes on increased value of identifiable intangible assets of ISG.

      N Elimination of ISG's redeemable preferred stock, redeemed as part of the acquisition.

      O  Headwaters common stock issued at closing.

      P  Elimination of ISG's capital accounts.

      Q  Elimination of ISG's accumulated deficit.

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      R  Elimination of ISG's other equity.

      S Amortization of increase in recorded value of ISG's identifiable intangible assets, calculated using the straight-line method and a 20-year life.

      T Elimination of ISG's historical non-deductible goodwill amortization through December 31, 2001. ISG did not amortize its goodwill from January 1, 2002 through June 30, 2002 nor is there any amortization of the assumed goodwill, due to the implementation requirements of SFAS 142.

      U Elimination of ISG's interest on long-term debt retired by Headwaters at closing.

      V Adjustment to record interest on new $175,000 long-term debt issuance by Headwaters, calculated using a 9.0% effective interest rate, which includes the amortization of debt discounts totaling $5,050 and estimated debt issuance costs of $6,200. The effect of a 1/8% change in the effective interest rate would be approximately $212 per year.

      W Income tax effect of P&L-related pro forma adjustments, calculated using a combined effective federal and state income tax rate of approximately 40%.

      X The pro forma combined net income per share amounts are based on (i) Headwaters' historical weighted-average number of common shares outstanding, plus (ii) the shares issued at the acquisition date (2,100).

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